                                                                      Exhibit 99

     STERICYCLE, INC. AGREES TO ACQUIRE MEDICAL WASTE ASSETS TO BE DIVESTED
                          FROM ALLIED/BFI TRANSACTION



LAKE FOREST, ILLINOIS and SCOTTSDALE, ARIZONA, April 15, 1999 -- Stericycle, Inc. (Nasdaq: SRCL) and Allied Waste Industries, Inc. (NYSE: AW), today announced the signing of a binding definitive agreement under which Stericycle will purchase all of the medical waste operations which Allied intends to acquire in Allied's previously announced $9.1 billion acquisition of Browning Ferris Industries, Inc. (BFI). It is expected that the transaction will be completed concurrent with or shortly following the closing of Allied Waste's acquisition of BFI, and is contingent upon such acquisition.

Upon closing of the Allied/BFI transaction, Stericycle has agreed to acquire from Allied all of BFI's medical waste operations in the United States, Puerto Rico and Canada for a purchase price of $440 million in cash. Stericycle will add over 200,000 customers to its base of 78,000. The company will also add 25 treatment facilities to its existing network of 12, and a complementary array of transfer stations. This transaction, the largest in Stericycle's history, is expected to yield operating efficiencies in Stericycle's existing geographic service areas and will position Stericycle into new geographic service areas. Annualized revenues from BFI's medical waste operations totaled approximately $198 million for the fiscal year ended September 30, 1998. Stericycle's 1998 revenues for its year-ended December 31, 1998 totaled $67 million.

Based on the anticipated profit contribution of the acquired operations, Stericycle expects the transaction to be immediately accretive to earnings. Stericycle has engaged Donaldson, Lufkin, & Jenrette Securities Corporation to assist the company in financing the transaction. The acquisition is subject to customary closing conditions and regulatory reviews and is contingent upon the completion of Allied's acquisition of BFI.

Mark Miller, President and CEO of Stericycle, said, "This transaction clearly marks the most important milestone in Stericycle's history. By combining two strong businesses, each with experienced management in the field, Stericycle will have the best medical waste assets in the industry. This transaction brings a new pool of talented people, customers and facilities to the Stericycle family, creating a dynamic new force in the industry."

Tom Van Weelden, Chairman, President and CEO of Allied, commented, "The proposed sale of BFI's medical waste operations is consistent with Allied's intent to divest assets and operations which are not strategic to its core solid waste business and to utilize the proceeds to reduce the company's debt as a result of the BFI acquisition."

"Furthermore," Van Weelden said, "we believe that this transaction is the best answer for the future growth of the existing BFI medical waste operations. Over the past five years, the BFI team has built a strong medical waste business and this transaction gives significant opportunity to the BFI medical waste employees to expand both personally and professionally in their field."

Safe Harbor Statement: Statements in this press release, which are not strictly historical, are "forward-looking." Forward-looking statements involve known and unknown risks and should be viewed with caution. Factors set forth in the company's Annual Report on Form 10-K could affect the company's actual results and could cause the company's actual results to differ materially from the expected results. The risks and uncertainties that may affect the results of the company's business include the following: difficulties and delays with respect to the completion and integration of acquisitions; delays and diversion of attention related to compliance with permitting and regulatory authorities; difficulties and delays with respect to marketing and sales activities; and general uncertainties accompanying expansion into new markets. As relates to the acquisition described in this press release, specific risks and uncertainties include the risk that closing of the Allied/BFI transaction may not occur as contemplated or at all, which could cause the sale to Stericycle to be postponed or terminated, and whether and when the transaction will be accretive to Stericycle. The company makes no commitment to disclose any revisions to forward-looking statements, or any facts, events or circumstances after the date hereof that may bear upon forward-looking statements.